                                 EXHIBIT A

                                  DPL INC.
                      CONSOLIDATING FINANCIAL STATEMENTS
                               INCOME STATEMENT
                        YEAR-TO-DATE DECEMBER 31, 1997
                                ($) MILLIONS

                                   DPL INC    DP&L CONS      SUBS     ELIMIN      TOTAL
                                   -------    ---------      ----     ------      -----
Utility Service Revenue                0.0      1,254.4       0.0       (2.2)   1,252.2
Non-Utility Revenue                  181.4          0.0     134.0     (234.7)      80.7
                                     -----      -------     -----      -----    -------
Total Operating Revenue              181.4      1,254.4     134.0     (236.9)   1,332.9
                                     -----      -------     -----      -----    -------

Fuel and Purchased Power               0.0        227.9       0.0        0.0      227.9
Gas Purchased for Resale               0.0        150.7      68.8        0.0      219.5
Operation & Maintenance                0.7        251.9      55.0      (55.9)     251.7
Depreciation & Amortization            0.0        125.9       1.7        0.0      127.6
General Taxes                          0.0        133.5       0.3        0.0      133.8
                                     -----      -------     -----      -----    -------
Total Operating Expense                0.7        889.9     125.8      (55.9)     960.5
                                     -----      -------     -----      -----    -------
Operating Income Before Tax          180.7        364.5       8.2     (181.0)     372.4

Income Taxes                           0.4         99.5       5.5        0.0      105.4
                                     -----      -------     -----      -----    -------
Operating Income After Tax           180.3        265.0       2.7     (181.0)     267.0

Interest Expense                       0.9         86.0       2.1       (2.7)      86.3
Preferred Stock Dividends              0.0          0.9       0.0        0.0        0.9
Interest & Other Inc &
 Deductions, net                      (2.0)        (9.8)    (11.4)       4.8      (18.4)
                                     -----      -------     -----      -----    -------
Net Operating Income                 181.4        187.9      12.0     (183.1)     198.2

Deferral (Amort) of Reg Assets         0.0        (16.8)      0.0        0.0      (16.8)
                                     -----      -------     -----      -----    -------
Net Income                           181.4        171.1      12.0     (183.1)     181.4
                                     =====      =======     =====      =====    =======

                                 EXHIBIT A

                                  DPL INC.
                      CONSOLIDATING FINANCIAL STATEMENTS
                                BALANCE SHEET
                        YEAR-TO-DATE DECEMBER 31, 1997
                                ($) MILLIONS

                                   DPL INC    DP&L CONS      SUBS     ELIMIN      TOTAL
                                   -------    ---------      ----     ------      -----
Property                               0.0      3,613.6      29.2        0.0    3,642.8
Accumulated Depreciation & Amort       0.0     (1,367.7)    (18.9)       0.0   (1,386.6)
                                   -------      -------     -----    -------    -------
Net Property                           0.0      2,245.9      10.3        0.0    2,256.2
                                   -------      -------     -----    -------    -------

Cash & Temporary Investments           9.8         11.8       4.4        0.0       26.0
Accounts Receivable (Net)             18.6        205.8      16.7      (29.6)     211.5
Inventory                              0.0         87.1       0.4        0.0       87.5
Taxes Applicable to Subsequent Yrs     0.0         91.8       0.0        0.0       91.8
Other Current Assets                   0.0         61.5       2.7      (10.0)      54.2
                                   -------      -------     -----    -------    -------
Total Current Assets                  28.4        458.0      24.2      (39.6)     471.0
                                   -------      -------     -----    -------    -------

Income Tax Assets                      0.0        208.2       0.0        0.0      208.2
Regulatory Assets                      0.0        116.7       0.0        0.0      116.7
Financial Assets                       1.3        111.1     271.7        0.0      384.1
Other Assets                       1,394.1        186.9      10.4   (1,442.4)     149.0
                                   -------      -------     -----    -------    -------
Total Other Assets                 1,395.4        622.9     282.1   (1,442.4)     858.0
                                   -------      -------     -----    -------    -------
Total Assets                       1,423.8      3,326.8     316.6   (1,482.0)   3,585.2
                                   =======      =======     =====    =======    =======


Accounts Payable                      10.2        124.2      25.0      (29.6)     129.8
Current Portion - Long-Term Debt       3.0          0.4       0.0        0.0        3.4
Short-Term Debt                       36.0         81.0       6.1       (7.4)     115.7
Accrued Taxes                          0.0        157.8       0.7        0.0      158.5
Accrued Interest                       3.6         20.7       0.0        0.0       24.3
Other Current Liabilities              0.0         41.9      14.3      (10.0)      46.2
                                   -------      -------     -----    -------    -------
Total Current Liabilities             52.8        426.0      46.1      (47.0)     477.9
                                   -------      -------     -----    -------    -------

Deferred Credits & Other               0.0        138.4     151.7        0.0      290.1
Unamort Investment Tax Credit          0.0         72.3       0.2        0.0       72.5
Deferred Income Taxes                  0.0        500.5     (29.1)      (6.5)     465.0
                                   -------      -------     -----    -------    -------
Total Deferred Credits & Other         0.0        711.2     122.8       (6.5)     827.5
                                   -------      -------     -----    -------    -------

Common Stock                           1.6          0.4       0.1       (0.5)       1.6
Other Paid-In Capital                705.0        739.1     119.3     (884.0)     679.3
Earnings Reinvested                  579.4        541.3      28.3     (544.0)     605.1

Pref Stock w/o Mand Redmp              0.0         22.9       0.0        0.0       22.9
Total Long-Term Debt                  85.0        885.9       0.0        0.0      970.9
                                   -------      -------     -----    -------    -------
Total Capitalization               1,371.0      2,189.6     147.7   (1,428.5)   2,279.8
                                   -------      -------     -----    -------    -------
Total Liabilities & Equity         1,423.8      3,326.8     316.6   (1,482.0)   3,585.2
                                   =======      =======     =====    =======    =======

                                  EXHIBIT A

                        THE DAYTON POWER & LIGHT COMPANY
                       CONSOLIDATING FINANCIAL STATEMENTS
                               INCOME STATEMENT
                        YEAR-TO-DATE DECEMBER 31, 1997
                                ($) MILLIONS

                                      DP&L      SUBS    ELIMIN      TOTAL
                                      ----      ----    ------      -----
Utility Service Revenue            1,254.4       0.0       0.0    1,254.4
Non-Utility Revenue                    0.0       0.7      (0.7)       0.0
                                   -------       ---       ---    -------
Total Operating Revenue            1,254.4       0.7      (0.7)   1,254.4
                                   -------       ---       ---    -------

Fuel and Purchased Power             227.9       0.0       0.0      227.9
Gas Purchased for Resale             150.7       0.0       0.0      150.7
Operation & Maintenance              251.6       0.9      (0.7)     251.8
Depreciation & Amortization          125.8       0.2       0.0      126.0
General Taxes                        133.5       0.0       0.0      133.5
                                   -------       ---       ---    -------
Total Operating Expense              889.5       1.1      (0.7)     889.9
                                   -------       ---       ---    -------
Operating Income Before Tax          364.9      (0.4)      0.0      364.5

Income Taxes                          98.4       1.2       0.0       99.6
                                   -------       ---       ---    -------
Operating Income After Tax           266.5      (1.6)      0.0      264.9

Interest Expense                      85.9       0.1       0.0       86.1
Preferred Stock Dividends              0.9       0.0       0.0        0.9
Interest & Other Inc &
 Deductions, net                      (8.2)     (3.8)      2.1       (9.9)
                                   -------       ---       ---    -------
Net Operating Income                 187.9       2.1      (2.1)     187.9

Deferral (Amort) of Reg Assets       (16.8)      0.0       0.0      (16.8)
                                   -------       ---       ---    -------
Net Income                           171.1       2.1      (2.1)     171.1
                                   =======       ===       ===    =======

                                  EXHIBIT A

                        THE DAYTON POWER & LIGHT COMPANY
                       CONSOLIDATING FINANCIAL STATEMENTS
                                BALANCE SHEET
                        YEAR-TO-DATE DECEMBER 31, 1997
                                ($) MILLIONS

                                      DP&L      SUBS    ELIMIN      TOTAL
                                      ----      ----    ------      -----
Property                           3,612.4       2.6      (1.5)   3,613.6
Accumulated Depreciation & Amort  (1,366.6)     (1.1)      0.0   (1,367.7)
                                   -------       ---     -----    -------
Net Property                       2,245.8       1.5      (1.5)   2,245.9
                                   -------       ---     -----    -------

Cash & Temporary Investments          11.3       0.5       0.0       11.8
Accounts Receivable (Net)            206.0       0.2      (0.4)     205.8
Inventory                             87.1       0.0       0.0       87.1
Taxes Applicable to Subsequent Yrs    91.8       0.0       0.0       91.8
Other Current Assets                  61.5       0.0       0.0       61.5
                                   -------       ---     -----    -------
Total Current Assets                 457.7       0.7      (0.4)     458.0
                                   -------       ---     -----    -------

Income Tax Assets                    208.2       0.0       0.0      208.2
Regulatory Assets                    116.8       0.0       0.0      116.8
Financial Assets                       0.5     110.6       0.0      111.1
Other Assets                         284.9       0.0     (98.1)     186.8
                                   -------     -----     -----    -------
Total Other Assets                   610.4     110.6     (98.1)     622.9
                                   -------     -----     -----    -------
Total Assets                       3,313.9     112.9    (100.0)   3,326.8
                                   =======     =====     =====    =======


Accounts Payable                     124.4       0.1      (0.2)     124.3
Current Portion - First Mort Bonds     0.4       0.0       0.0        0.4
Short-Term Debt                       79.7       1.5      (0.2)      81.0
Accrued Taxes                        156.5       1.3       0.0      157.8
Accrued Interest                      20.7       0.0       0.0       20.7
Other Current Liabilities             41.9       0.0       0.0       41.9
                                   -------     -----     -----    -------
Total Current Liabilities            423.6       2.9      (0.4)     426.1
                                   -------     -----     -----    -------

Deferred Credits & Other             138.4       0.0       0.0      138.4
Unamort Investment Tax Credit         72.3       0.0       0.0       72.3
Deferred Income Taxes                496.2       4.3       0.0      500.5
                                   -------     -----     -----    -------
Total Deferred Credits & Other       706.9       4.3       0.0      711.2
                                   -------     -----     -----    -------

Common Stock                           0.4       0.0       0.0        0.4
Other Paid-In Capital                739.0      96.6     (96.6)     739.0
Earnings Reinvested                  535.2       9.1      (3.0)     541.3

Pref Stock w/o Mand Redmp             22.9       0.0       0.0       22.9
Total Long-Term Debt                 885.9       0.0       0.0      885.9
                                   -------     -----     -----    -------
Total Capitalization               2,183.4     105.7     (99.6)   2,189.5
                                   -------     -----     -----    -------
Total Liabilities & Equity         3,313.9     112.9    (100.0)   3,326.8
                                   =======     =====     =====    =======